                                                                    EXHIBIT 99.1

                                 [iVillage Logo]

FOR IMMEDIATE RELEASE

              iVillage Reports First Quarter 2004 Financial Results
                   With 23% Year-over-Year Revenue Growth and
                  Continued Positive Cash Flow From Operations

    Company Reduces Net Loss 86% Year-over-Year to $(0.01) Loss Per Share and
       Delivers $0.7 Million Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for First Quarter 2004

NEW YORK - April 29, 2004 - iVillage Inc. (Nasdaq: IVIL), The Internet For WomenTM, a leading women's media company and the number one source for women's content and community online, today announced financial results for the first quarter ended March 31, 2004.

First quarter 2004 revenues were $15.5 million, a 23% increase when compared to revenues of $12.6 million for the same period one year ago. iVillage reported net loss for the first quarter 2004 of $0.9 million, or $(0.01) per share, an 86% improvement compared to a net loss of $6.1 million, or ($0.11) per share, for the first quarter 2003. iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)1 of $0.7 million for the first quarter 2004, a $4.2 million improvement compared to an EBITDA loss of $3.5 million for the first quarter 2003.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc., said, "For the second consecutive quarter iVillage posted positive operating cash flow and year-over-year revenue increases. Advertisers continue to shift dollars to the Internet and to make iVillage a staple of their online spend, all of which sets us up for what we expect to be a strong 2004 and beyond."

McCormick continued, "Over the next few quarters we will begin several aggressive updates to our site based on new research and technology we have recently deployed. These upgrades are targeted to increase traffic, ease navigation and facilitate broadband activity. The costs of these initiatives are already reflected in our budget and guidance going forward."

At the end of the first quarter 2004, iVillage increased its cash position by approximately $0.5 million to $16.4 million in cash and cash equivalents on its balance sheet when compared to the fourth quarter 2003. The Company continues to carry no debt.

                         Increased 2004 Business Outlook

For the second quarter 2004, iVillage expects to report EBITDA of between $1.1 and $1.3 million dollars. For fiscal year 2004, iVillage is raising its revenue guidance and expects approximately 25% growth in revenue as compared to revenue for fiscal year 2003. The Company previously expected 20% growth in revenue. Additionally, iVillage is increasing its EBITDA outlook for 2004 to between $7.5 and $7.8 million. This compares to a previously expected EBITDA in excess of $6.0 million. The Company continues to focus on profitability and growth and expects to deliver net income of approximately $0.75 - $1.25 million for the full year 2004 and anticipates posting net income in the beginning of the third quarter 2004. iVillage reserves the right to update its financial outlook at any time for any reason.

                               Company Highlights

o Behavioral Targeting - Through the deployment of TACODA's Audience Management System software, iVillage is now offering its advertisers additional behavioral targeting and accountability services. The software allows iVillage to develop audience subsets of women with similar demographic and online behavioral tendencies that have unique appeal to advertisers.

o iVillage Parenting Network - The iVillage Parenting Network continues to negotiate with hospitals to convert The Newborn Channel service to fee-based contracts. To date, over 40% of Newborn Channel agreements have been converted to a for-pay model, representing in excess of $6.0 million in contract value over the next several years.

o Hearst - During the first quarter 2004, iVillage announced an expanded relationship with Hearst Magazines, a unit of Hearst Communications, Inc., through a production and hosting agreement for the Hearst Teen Online Network. iVillage provides design, production and hosting services for the Hearst Teen Online Network comprised of the Seventeen, CosmoGIRL!, and Teen magazine Web sites. iVillage receives a monthly fee for ongoing support including hosting, ad serving and resource allocation, in addition to one-time redesign and migration fees.

     In addition, iVillage continues to see solid results in selling Hearst magazine subscriptions. For the first quarter 2004, more than 60,000 subscriptions were sold, marking the greatest number of subscriptions sold in a given quarter since the relationship began. iVillage receives revenue from each subscription purchased by its visitors.

                          Advertising Sales Highlights

o According to the April 2004 Jack Meyers Report Survey of Advertising Executives on Online Sales Organizations, iVillage placed 11th out of the more than 50 companies ranked in the Overall Sales Organization Performance Index. Additionally, iVillage was voted 1st in the Consumer/Entertainment Sites Sales Organization Performance Index. Both indices were based on the following attributes: Sales Representative Accessibility, Sales Representative Competence, Sales Representative Knowledge of Content and Product, Overall Stewardship of Schedule, Negotiates with Skill and Innovative Marketing Campaigns.

o Advertising and Sponsorship sales at iVillage continued to grow with a 23% year-to-year increase.

o Of the top 100 advertisers in the U.S., based on the most recent ranking by Advertising Age magazine (June 2003), approximately 80% ran campaigns on iVillage within the last 12 months, including Johnson & Johnson, Proctor & Gamble, and Unilever, all of which ran campaigns during the first quarter of 2004.

o iVillage continues to focus on signing long-term, higher dollar volume renewals and new business. First quarter 2004 new advertisers and marketers, or those deepening their iVillage relationship by adding new brands, included, Novartis, Pfizer, Snapple, Target Corporation, Volvo Cars, and Yoplait Light, among others.

o iVillage recently announced a 12-month sponsorship arrangement with Volvo Cars of North America. Under the agreement, iVillage created an online resource center, "Safety Central," WWW.IVILLAGE.COM/SAFETY, that contains general safety information and resources and Volvo becomes the exclusive sponsor of safety content on iVillage.com. In addition, Volvo is running a media campaign which includes full screen arrival ads, sweepstakes, and co-branded media served across iVillage.com and its affiliated Web sites.

                                     Metrics

o The iVillage Network is the 26th most visited Web site in the U.S. according to comScore Media Metrix2. With more than 15.3 million unique monthly visitors, iVillage reaches 10% of the total U.S. online population and over 13% of women 18+ online3. Visitors return nearly 3 times per month on average4.

o iVillage is the #1 women's community site and the #5 community site overall on the Web3.

o At the end of the first quarter 2004 iVillage.com had approximately 12 million members5.

o Substance.com, iVillage's online beauty site, continues to be the #1 beauty content destination online3.

o iVillage delivered more than 370 million average monthly page views during the first quarter 2004 compared to 353 million average monthly page views during the fourth quarter 20036.

                                 Conference Call

iVillage will hold a conference call to discuss its first quarter 2004 financial results today at 4:30 PM (EST). The conference call will be broadcast live on the Internet and will be available on the Investor Relations section of iVillage's Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends Thursday, April 29, 2004 until 5:00 PM (EST) Tuesday, May 4, 2004 after which a transcript of the call will be posted on the iVillage Investor Relations Web site.

About iVillage Inc.
iVillage is "the Internet for women" and consists of several online and offline media-based properties that seek to enrich the lives of females through the offering of unique online content, books, videos and other consumer products and services. iVillage Inc. (Nasdaq: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites ("The iVillage Network") totaled more than 370 million for the quarter ended March 31, 2004 (iVillage internal statistics). In March 2004, according to comScore Media Metrix, The iVillage Network ranked 26th among the top 100 Web and Digital Media properties with more than 15.3 million unique visitors in the United States and had an average reach of 10% of the total online population. Also according to comScore Media Metrix, during this period visitors returned an average of nearly 3 times per month.

For more information about iVillage, visit WWW.IVILLAGE.COM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be," "expects," "may affect," "may depend," "believes," "estimate," "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, and (vi) the impact of pending litigation on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.



                                      # # #

CONTACT:
iVillage Inc.
Carl Fischer
212.600.6502
cfischer@mail.ivillage.com
--------------------------


--------
1 To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP") in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance individuals' overall understanding of the Company's current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company's core operating results. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods, as well as for executive compensation. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Please refer to iVillage's unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. 2 The following affiliated properties and Web sites under iVillage.com: The Women's Network ("The iVillage Network") are measured by comScore Media Metrix: iVillage.com, iVillage Astrology, iVillage Family, iVillage Health, iVillage Substance, iVillage.co.uk, Americancapitalservices.com, Business Women's Network, Cosmomag.com, Countrylivingmag.com, Countrylivinggardener.com, Gardenweb.com, Goodhousekeeping.com, Housebeautiful.com, Mail.com, Marieclaire.com, Marieclairereader.com, Promotions.com, Redbookmag.com, Sendthisaround.com, Tncweddings.com, Townandcountrymag.com, Webstakes.com, and Women.com. All references in this release to The iVillage Network and comScore Media Metrix include these web properties.
3 comScore Media Metrix, March 2004.
4 comScore Media Metrix custom report, March 2004.
5 iVillage internal statistics, three months ended March 31, 2004.
6 iVillage internal statistics, three months ended March 31, 2004 and December 31, 2003.

                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                                                           Three months ended March 31,
                                                                                     ------------------------------------------
                                                                                            2004                  2003
                                                                                     -----------------    ---------------------

Revenues                                                                             $         15,507     $             12,592

Operating expenses:
  Editorial, product development and technology                                                 7,511                    7,575
  Sales and marketing                                                                           4,385                    5,525
  General and administrative                                                                    2,908                    3,032
  Depreciation and amortization                                                                 1,804                    2,723

                                                                                     -----------------    ---------------------
           Total operating expenses                                                             16,608                   18,855
                                                                                     -----------------    ---------------------
           Loss from operations                                                                 (1,101)                  (6,263)

Interest income, net                                                                               18                       89
Other income, net                                                                                  52                        -
Gain on sale of joint venture interest and other assets                                           167                       25
                                                                                     -----------------    ---------------------
Net loss before minority interest                                                                (864)                  (6,149)

Minority interest                                                                                   -                       13
                                                                                     -----------------    ---------------------

Net loss                                                                             $           (864)    $             (6,136)
                                                                                     =================    =====================
Basic and diluted net loss per share                                                 $          (0.01)    $              (0.11)
                                                                                     =================    =====================
Weighted-average shares of common stock outstanding
   used in computing basic and diluted net loss per share                                      58,443                   55,534
                                                                                     =================    =====================


                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)


                                                          March 31,                 December 31,
                                                            2004                       2003
                                                     ------------------         ------------------

                                     ASSETS:

Current assets:
  Cash and cash equivalents                           $         16,365         $         15,823
  Accounts receivable, net                                       6,617                    7,517
  Prepaid rent                                                     318                      318
  Other current assets                                           3,778                    3,520
                                                     ------------------      ------------------
       Total current assets                                      27,078                   27,178

Fixed assets, net                                                7,179                    7,269
Goodwill and intangible assets, net                             33,399                   34,569
Prepaid rent, net of current portion                             3,316                    3,354
Other assets                                                       158                      158
                                                     ------------------      ------------------
      Total assets                                     $         71,130        $         72,528
                                                     ==================       ==================

                      LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable and accrued expenses                 $          9,518        $         10,441
  Deferred revenue                                                 3,151                   3,323
  Other liabilities                                                  241                     334
                                                      ------------------      ------------------
       Total current liabilities                                  12,910                  14,098


Deferred rent, net of current portion                              1,447                   1,483
                                                      ------------------      ------------------
      Total liabilities                                           14,357                  15,581

Commitments and contingencies

Stockholders' equity                                              56,773                  56,947
                                                      ------------------      ------------------
      Total liabilities and stockholders' equity        $         71,130        $         72,528
                                                      ==================       ==================

                         iVillage Inc. and Subsidiaries
                           Quarterly Income Statement
                   ($ in Million except for per share amounts)
                                   (Unaudited)


                                                           Mar-03       Jun-03      Sep-03        Dec-03        FY 03       Mar-04
Revenue                                                  $ 12.592     $ 13.204     $ 13.562     $ 15.863     $ 55.221     $ 15.507
Growth q-q                                                     -8%           5%           3%          17%                       -2%
Growth Y/y                                                    -16%         -18%          -7%          16%          -7%          23%


Editorial, product development & technology                 7.575        7.054        7.551        6.662       28.842        7.511
  % of Revenues                                                60%          53%          56%          42%          52%          48%
Sales and marketing                                         5.525        5.033        4.476        4.929       19.963        4.385
  % of Revenues                                                44%          38%          33%          31%          36%          28%
General and administrative                                  3.032        3.065        4.198        3.019       13.314        2.908
  % of Revenues                                                24%          23%          31%          19%          24%          19%
Lease restructuring charge and related impairment of
  fixed assets                                                 --        4.025        5.101         --          9.126         --
  % of Revenues                                                 0%          30%          38%           0%          17%           0%
Depreciation and amortization                               2.723        2.225        1.856        1.791        8.595        1.804
  % of Revenues                                                22%          17%          14%          11%          16%          12%
Impairment of goodwill, intangibles and fixed assets         --          4.029         --           --          4.029         --
  % of Revenues                                                 0%          31%           0%           0%           7%           0%
                                                         --------------------------------------------------------------------------
Total operating expenses                                   18.855       25.431       23.182       16.401       83.869       16.608
  % of Revenues                                               150%         193%         171%         103%         152%         107%

                                                         --------------------------------------------------------------------------
Loss from operations                                       (6.263)     (12.227)      (9.620)      (0.538)     (28.648)      (1.101)

Interest income, net                                        0.089        0.041        0.062        0.026        0.218        0.018
Othe income, net                                             --           --          0.139        0.588        0.727        0.052
Gain on sale of joint venture interest and other
  assets                                                    0.025        0.200        0.200        0.200        0.625        0.167
Minority interest                                           0.013       (0.073)      (0.047)       0.056       (0.051)        --
                                                         --------------------------------------------------------------------------
Net (loss) income                                        $ (6.136)    $(12.059)    $ (9.266)    $  0.332     $(27.129)    $ (0.864)

Basic and diluted net (loss) income per share            $  (0.11)    $  (0.22)    $  (0.17)    $   0.01     $  (0.49)    $  (0.01)
 Weighted average shares of common stock
   outstanding - basic                                       55.5         55.6         55.8         56.2         55.8         58.4
 Weighted average shares of common stock
   outstanding - diluted                                     55.5         55.6         55.8         59.7         55.8         58.4

Additional Financial Information
Revenue from barter                                         0.975        0.975        1.057        0.981        3.988        0.844
  % of Revenues                                                 8%           7%           8%           6%           7%           5%

                         iVillage Inc. and Subsidiaries
                           Supplemental Financial Data
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                                          Three months ended March 31,
                                                                                    ------------------------------------------
                                                                                            2004                 2003
                                                                                    -------------------  ---------------------
EBITDA (loss) reconciliation:
  Net loss                                                                           $            (864)  $             (6,136)
  Addback: Depreciation and amortization                                                         1,804                   2,723
         Interest income, net                                                                      (18)                    (89)
         Other income, net                                                                         (52)                      -
         Gain on sale of joint venture interest and other assets                                  (167)                    (25)
         Minority interest                                                                           -                     (13)
                                                                                     ------------------   ---------------------
     EBITDA (loss)                                                                   $             703    $              (3,540)
                                                                                     ==================    =====================

                         iVillage Inc. and Subsidiaries
                     Quarterly Supplemental Financial Data
                  ($ in Million except for per share amounts)
                                   (Unaudited)

                                                               Mar-03      Jun-03       Sep-03      Dec-03        FY 03      Mar-04

EBITDA (loss) reconciliation:
Net (loss) income                                             $(6.136)   $(12.059)     $(9.266)    $ 0.332     $(27.129)   $ (0.864)
Addback: Depreciation and amortization                          2.723       2.225        1.856       1.791        8.595       1.804
               Impairment of goodwill,
                 intangibles and fixed assets                       -       4.029            -           -        4.029           -
               Interest income, net                            (0.089)     (0.041)      (0.062)     (0.026)      (0.218)     (0.018)
               Other income, net                                    -           -       (0.139)     (0.588)      (0.727)     (0.052)
               Gain on sale of joint venture
                 interest and other assets                     (0.025)     (0.200)      (0.200)     (0.200)      (0.625)     (0.167)
               Minority interest                               (0.013)      0.073        0.047      (0.056)       0.051           -
                                                           -------------------------------------------------------------------------
EBITDA (loss)                                                 $(3.540)    $(5.973)     $(7.764)      1.253     $(16.024)    $ 0.703

EBITDA (loss) excluding certain one-time
     and/or non-cash charges reconciliation:
EBITDA (loss)                                                 $(3.540)    $(5.973)     $(7.764)    $ 1.253     $(16.024)    $ 0.703
Addback: Lease restructuring charge and
         severance and other related costs                          -       4.025        6.050           -       10.075           -
                                                           -------------------------------------------------------------------------
EBITDA (loss) excluding certain one-time
         and/or non-cash charges                              $(3.540)    $(1.948)     $(1.714)    $ 1.253      $(5.949)    $ 0.703

Net (loss) income excluding certain one-time
         and/or non-cash charges reconciliation:
Net (loss) income                                             $(6.136)   $(12.059)     $(9.266)    $ 0.332     $(27.129)   $ (0.864)
Addback: Lease restructuring charge and severance
         and other related costs                                    -       4.025        6.050           -       10.075           -
               Impairment of goodwill, intangibles
                 and fixed assets                                   -       4.029            -           -        4.029           -
                                                           -------------------------------------------------------------------------
Net (loss) income excluding certain one-time
         and/or non-cash charges                              $(6.136)    $(4.005)     $(3.216)    $ 0.332     $(13.025)   $ (0.864)

Basic and diluted net (loss) income excluding
         certain one-time and/or non-cash charges per
         share reconciliation:
Basic and diluted net (loss) income per share                 $ (0.11)    $ (0.22)     $ (0.17)     $ 0.01      $ (0.49)    $ (0.01)
Addback: Lease restructuring charge and severance and               -        0.07         0.11          -          0.18           -
         other related costs
         Impairment of goodwill, intangibles and
           fixed assets                                             -        0.07            -           -         0.07           -
                                                           -------------------------------------------------------------------------
Basic and diluted net (loss) income excluding
  certain one-time and/or non-cash charges per share          $ (0.11)    $ (0.07)     $ (0.06)     $ 0.01      $ (0.23)    $ (0.01)

Weighted average shares of common stock outstanding
 used in computing net (loss) income excluding
 certain one-time and/or non-cash charges per share
     Basic                                                       55.5        55.6         55.8        56.2         55.8        58.4
     Diluted                                                     55.5        55.6         55.8        59.7         55.8        58.4